As filed with the Securities and Exchange Commission on May 20, 2005

						Registration No. 333-________

			SECURITIES AND EXCHANGE COMMISSION
			     Washington, DC 20549
	   ---------------------------------------------------------

				   FORM S-8
			   REGISTRATION STATEMENT
				    Under
			THE SECURITIES ACT OF 1933

			OHIO CASUALTY CORPORATION
	(Exact Name of Registrant as Specified in its Charter)

	Ohio 					31-0783294
(State or other Jurisdiction		     (I.R.S. Employer
of Incorporation or Organization)	   Identification Number)

			   9450 Seward Road
			 Fairfield, Ohio 45014
		   (Address of Principal Executive
			     Offices)


		Ohio Casualty Corporation 2005 Incentive Plan
		        (Full Title of the Plan)

				Debra K. Crane
		Senior Vice President, General Counsel and Secretary
			Ohio Casualty Corporation
			   9450 Seward Road
			Fairfield, Ohio 45014
		(Name and Address of Agent for Service)
			       (513) 603-2400
	(Telephone Number, Including Area Code, of Agent for Service)

	--------------------------------------------------------
		CALCULATION OF REGISTRATION FEE
	--------------------------------------------------------

							Proposed		Proposed
                                Amount to be            Maximum                 Maximum                 Amount of
Title of Securities to          Registered           Offering Price             Aggregate            Registration Fee
be Registered                       (1)              Per Share (2)          Offering Price (2)              (3)
--------------------            ------------         --------------         ------------------       ----------------

Common Shares, par
value $0.125 per                 2,637,500               $23.08                $60,873,500              $7,164.81
share, including
Common Share
Purchase Rights (4)
---------------------------------------------------------------------------------------------------------------------


(1)	Pursuant to Rule 416(a), this Registration Statement also covers
	additional securities that may be offered under the Ohio Casualty Corporation 2005 Incentive Plan as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Rule 457(c) and Rule 457(h)(1) based upon the
	average of the high and low prices of the Common Shares on the Nasdaq National Market on May 16, 2005, which was $23.08.

(4)	Prior to the occurrences of certain events, the Common Share Purchase
	Rights will not be traded separately from the Common Shares.


			INTRODUCTION

	This Registration Statement on Form S-8 is filed by Ohio Casualty Corporation, an Ohio corporation (the "Corporation" or the "Registrant"), relating to 2,637,500 common shares, par value $0.125 per share (the
"Common Shares"), issuable to eligible employees and directors under the Ohio Casualty Corporation 2005 Incentive Plan (the "Plan").


			   PART I

	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

	Not filed as part of this Registration Statement pursuant to Note to
	Part 1 of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

	Not filed as part of this Registration Statement pursuant to Note to
	Part 1 of Form S-8.


			  PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
        "Exchange Act")	or latest prospectus filed pursuant to Rule 424(b)
        under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the
        Exchange Act since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (1) above;

(3)	The description of the Common Shares set forth under the caption
        "Description of Capital Stock" in the Registrant's registration statement on Form S-3, as amended, filed with the Commission on May 8, 2003, File No. 33-105092, together with any amendment or report filed with the Commission for the purpose of updating such description.

	All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

	Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.	Description of Securities.

	Not applicable.


Item 5.	Interests of Named Experts and Counsel.

	The validity of the Common Shares offered hereby will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 221 E. Fourth Street, Suite 2000 - Atrium Two, P.O. Box 0236, Cincinnati, Ohio 45201-0236. As of May 6, 2005, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, owned an aggregate of 2,664 Common Shares of the Registrant.


Item 6.	Indemnification of Directors and Officers.

	Division (E) of Section 1701.13 of the Ohio Revised Code and Article V of the Code of Regulations of Ohio Casualty Corporation (the "Company") relate to indemnification of the Company's directors and officers against liabilities arising in connection with the performance of their respective duties.

	Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:

	(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

	(2)	A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

		(a) Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

		(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

	(3)	To the extent that a director, trustee, officer, employee,
member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in division (E)(1) or
(2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

	(4)	Any indemnification under division (E)(1) or (2) of this
section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

		(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

		(b)  If the quorum described in division (E)(4)(a) of this
section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

		(c)  By the shareholders;

		(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

	Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division

(E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

        (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or
(2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

		(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

		(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

            (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

	(6)	The indemnification authorized by this section shall not be
exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or position, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

	(7)	A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

	(8)	The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6) and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or
(7).

        (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

        Article V of the Company's Code of Regulations provides as follows:

	SECTION 1.  MANDATORY INDEMNIFICATION.  The corporation shall indemnify
(A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.


	SECTION 2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

	(A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

	(B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

	SECTION 3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.


	SECTION 4. DETERMINATION REQUIRED. Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph
(A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.


	SECTION 5. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

	(A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under
Section 1; or

	(B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.


	SECTION 6. ARTICLE V NOT EXCLUSIVE. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.


	SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.


	SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article V, and as examples and not by way of limitation:

	(A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

        (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this
Article V.


	SECTION 9. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

	The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Item 7.	Exemption from Registration Claimed.

	Not applicable.


Item 8.	Exhibits

	Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:


Exhibit
Number	Description of Exhibits
------- -----------------------

4.1(a)	Certificate of Amended Articles of Incorporation of the Company, as
        filed with the Ohio Secretary of State on May 25, 1983 (incorporated by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K (No. 000-05544), as filed with the Securities and Exchange Commission on December 15, 1998 (the "1998 Form 8-K")).

4.1(b)	Certificate of Amendment to the Articles of Incorporation of the
        Company, as filed with the Ohio Secretary of State on November 21, 1986 (incorporated by reference to Exhibit 4(b) of the 1998 Form 8-K).

4.1(c)	Certificate of Amendment to Amended Articles of Incorporation of the
        Company, as filed with the Ohio Secretary of State on April 29, 1992 (incorporated by reference to Exhibit 4(c) of the 1998 Form 8-K).

4.1(d)	Certificate of Amendment to Amended Articles of Incorporation of the
        Company, as filed with the Ohio Secretary of State on April 30, 1996 (incorporated by reference to Exhibit 4(d) of the 1998 Form 8-K).

4.1(e)	Certificate of Amendment to Amended Articles of Incorporation of the
        Company, as filed with the Ohio Secretary of State on May 10, 2000 (incorporated by reference to Exhibit 4(e) of the Company's Registration Statement on Form S-8 (No. 333-42942), as filed with the Securities and Exchange Commission on August 3, 2000 (the "2000 S-8")).

4.1(f)	Amended Articles of Incorporation of the Company, reflecting amendments through May 10, 2000, (filed for Securities and Exchange Commission reporting compliance purposes only, not filed with the Ohio Secretary of State) (incorporated by reference to Exhibit 4(f) of the 2000 S-8).

4.2(a)  Code of Regulations, as amended (incorporated by reference to Exhibit
        3.1 to the Company's SEC Form 10-Q filed on May 13, 2003).

4.3(a) Amended and Restated Rights Agreement, dated February 19, 1998, between the Company and First Chicago Trust Company of New York, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4(f) of the Company's Form 8-A/A Amendment No. 3 (No. 000-05544), as filed with the Securities and Exchange Commission on March 5, 1998).

4.3(b)	First Amendment to the Amended and Restated Rights Agreement, dated
        November 8, 2001 (incorporated by reference to Exhibit 4(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (No. 000-05544), as filed with the Securities and Exchange Commission on March 5, 2002).

4.3(c)	Certificate of Adjustment by the Company, dated as of July 1, 1999
        (incorporated by reference to Exhibit 9 of the Company's Form 8-A/A Amendment No. 4 (No. 000-05544), as filed with the Securities and Exchange Commission on July 2, 1999).

5	Opinion of Counsel as to the legality of the Securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (contained in Exhibit
        5).

24.	Power of Attorney (included on signature page).


Item. 9.	Undertakings.

	(1)	The undersigned Registrant hereby undertakes:

		(a)	To file, during any period in which offers or sales
                        are being made, a post-effective amendment to this registration statement:

			(i)	To include any prospectus required by section
                        10(a)(3) of the Securities Act;

			(ii)	To reflect in the prospectus any facts or
                        events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

		(b)	That, for the purpose of determining any liability
                        under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(c)	To remove from registration by means of a post-
                        effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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



          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, Ohio Casualty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on this 19th day of May, 2005.



                                            OHIO CASUALTY CORPORATION



                                            By:  /s/  Dan R. Carmichael
                                                ---------------------------
                                                    Dan R. Carmichael
                                                    Chief Executive Officer
                                                       and Director

                        POWER OF ATTORNEY

	Each person whose signature appears below hereby constitutes and appoints Dan R. Carmichael and Debra K. Crane his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                         Title                           Date
----------                        -----                           ----


/s/  Dan R. Carmichael
----------------------
Dan R. Carmichael       Chief Executive Officer                    *
                            and Director



/s/  Michael A. Winner
----------------------
Michael A. Winner       Executive Vice President                   *
                        and Chief Financial Officer
                        (Principal Financial and
                        Accounting Officer)


/s/  Stanley N. Pontius
-----------------------
Stanley N. Pontius              Lead Director                      *



/s/  Terrence J. Baehr
----------------------
Terrence J. Baehr                 Director                         *



/s/  Jack E. Brown
-------------------
Jack E. Brown                     Director                         *



/s/  Catherine E. Dolan
-----------------------
Catherine E. Dolan                Director                         *



/s/  Philip G. Heasley
----------------------
Philip G. Heasley                 Director                         *



/s/  Ralph S. Michael III
------------------------
Ralph S. Michael III              Director                         *



/s/  Robert A. Oakley
---------------------
Robert A. Oakley                  Director                         *



/s/  Jan H. Suwinski
--------------------
Jan H. Suwinski                   Director                         *



/s/  Michael A. Wright
----------------------
Michael A. Wright                 Director                         *



*  Dated May 19, 2005


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